SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                         Act of 1934 (Amendment No. __)

   Filed by the registrant [x]
   Filed by a party other than the registrant [ ]
   Check the appropriate box:
   [ ]  Preliminary proxy statement
   [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
   [x]  Definitive proxy statement
   [ ]  Definitive additional materials
   [ ]  Soliciting material under Rule 14a-12

                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                     --------------------------------------

                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---

     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]        No fee required.

[ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

1)         Title of each class of securities to which transaction applies:

2)         Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)         Proposed maximum aggregate value of transaction:

5)         Total fee paid:

[ ]        Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)         Amount Previously Paid:

2)         Form, Schedule or Registration Statement No.:

3)         Filing Party:

4)         Date Filed:

                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                              3341 S.W. 15th Street
                          Pompano Beach, Florida 33069






                                         May 31, 2000

Dear Shareholder:

         You are invited to attend the Annual Meeting of Shareholders of Technical Chemicals and Products, Inc. (the "Company"), which will be held at the East Room of the Clubhouse of the Palm-Aire Country Club, 555 S. Powerline Road, Pompano Beach, Florida (approximately 1/4 mile south of Atlantic Boulevard on the west side of Powerline Road), on Friday, June 16, 2000, at 10:00 a.m., local time.

         The notice of meeting and proxy statement on the following pages covers the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and promptly return your proxy in the enclosed envelope to assure your shares will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

         The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                         Sincerely,

                                         /s/ Jack L. Aronowitz
                                         ---------------------
                                         Jack L. Aronowitz
                                         Chairman of the Board of Directors,
                                         President and Chief Technical Officer

                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                              3341 S.W. 15th Street
                          Pompano Beach, Florida 33069


                            -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  June 16, 2000



         The Annual Meeting of Shareholders of Technical Chemicals and Products, Inc. (the "Company") will be held at the East Room of the Clubhouse of the Palm-Aire Country Club, 555 S. Powerline Road, Pompano Beach, Florida (approximately 1/4 mile south of Atlantic Boulevard on the west side of Powerline Road) on Friday, June 16, 2000, at 10:00 a.m., local time, for the following purposes:

         1. To elect two Class II directors for a three-year term expiring in 2003;

         2. To amend to the Company's Amended and Restated Articles of Incorporation to change the Company's name to TCPI, Inc.;

         3.       To adopt the TCPI 2000 Stock Option Plan;

         4. To approve the potential issuance of shares of Common Stock in excess of 20% of the total number of Common Stock outstanding in connection with an equity financing transaction of the Company; and

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May l, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

         Last year over 90% of the outstanding shares were represented at the annual meeting. It is important that your shares are represented this year whether or not you are personally able to attend the Annual Meeting. We urge you to vote your shares by signing and returning the enclosed proxy promptly. Your cooperation is appreciated since a majority of the Company's common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

                                             By Order of the Board of Directors,


                                             /s/ Jay E. Eckhaus
                                             ------------------
                                             Jay E. Eckhaus
                                             Secretary

Pompano Beach, Florida
May 31, 2000

                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                              3341 S.W. 15th Street
                          Pompano Beach, Florida 33069

                                 PROXY STATEMENT

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

         This proxy statement is first being sent to shareholders on or about May 31, 2000, in connection with the solicitation of proxies by the Board of Directors of Technical Chemicals and Products, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held on Friday, June 16, 2000, and at any adjournment thereof (the "Meeting"). The close of business on May 1, 2000, has been fixed as the record date of the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 29,541,258 shares of $.001 par value common stock ("Common Stock"), entitled to one vote per share. There are no other securities of the Company that are entitled to vote at the Meeting.

         Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote

         1.       FOR the election of the directors listed on the proxy card,

         2. FOR the amendment to the Company's Amended and Restated Articles of Incorporation (the "Charter") to change the Company's name to TCPI, Inc. (the "Charter Amendment"),

         3.       FOR the adoption of the TCPI 2000 Stock Option Plan (the
                  "Plan"), and

         4. FOR the approval of the potential issuance of shares of Common Stock in excess of 20% of the total number of Common Stock outstanding in connection with an equity financing transaction of the Company (the "Share Issuance").

         In addition, if there is not a quorum at the meeting, the proxy holders may vote the shares in favor of an adjournment of the meeting in order to solicit sufficient additional proxies to constitute a quorum. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

         APPROVAL OF THE CHARTER AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF 60 PERCENT OF THE OUTSTANDING SHARES OF THE CORPORATION ENTITLED TO VOTE AT THE ANNUAL MEETING. THEREFORE, YOUR VOTE IS EXTREMELY IMPORTANT.

Voting Information

         The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the approval of the election of directors. The affirmative vote of the holders of 60 percent of the shares of Common Stock outstanding as of the record date is required for the approval of the Charter Amendment. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the adoption of the Plan, the approval of the Share Issuance and any other matter to be voted on at the Meeting or any adjournment thereof (other than any proposed amendment to the Charter or bylaws, which requires the same vote as the Charter Amendment).

         Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors, Proposal 1, but may not vote on Proposals 2, 3 or 4 (which is commonly referred to as a "broker non-vote").

Quorum

         A majority of the outstanding shares of Common Stock of the Company represented at the meeting in person or by proxy shall constitute a quorum for the conduct of business.

Effect of Abstentions and Broker Non-Votes

         Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's common stock represented at the Meeting constitute a quorum. Under Florida law and the Company's bylaws, abstentions and broker non-votes have the effect of a vote against Proposals 2, 3 and 4, but have no effect on Proposal 1.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes of directors. The board members and classifications are as follows:

              Class I                         Class II                         Class III
              -------                         --------                         ---------
              Jack L. Aronowitz               Clayton Rautbord                 Elliott Block, Ph.D.
              Noel Buterbaugh                 Stanley M. Reimer, Ph.D.         Martin Gurkin, Ph.D.

         The Company's Charter provides that at each annual election, directors shall be chosen by class for a term of three years, to preserve, as evenly as practicable, the division of directors into classes. The current terms of the three classes of directors expire in 2000 (Class II directors), 2001 (Class III directors) and 2002 (Class I directors). Two director nominees are to be elected at the Meeting as Class II directors for a term ending in 2003, or until their respective successors shall have been elected and qualified. The Board of Directors has adopted a policy that directors retire at age 73.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by the Board for election to the Board of Directors as Class II directors to succeed themselves for a term of three years, expiring at the 2003 Annual Meeting of Shareholders, and until their successors are elected and qualified.

         CLAYTON L. RAUTBORD, 72, has been a Director of the Company since August 1996. Mr. Rautbord is presently the Secretary and Treasurer of Wenk Aviation & Marine Insurance, Inc. Corporation since 1990. From 1980-1989, he was the founder and President of Photo Con-X-Ion, Inc., a manufacturer of photographic chemicals, and was the President and CEO of APECO, a company listed on the NYSE, from 1963 to 1974. In addition to the Company's Board of Directors, Mr. Rautbord also serves on the Board of Directors of Albany Bank and Trust Company in Chicago.

         STANLEY M. REIMER, Ph.D., 70, has been a Director of the Company since September 1998. Dr. Reimer has more than 30 years of diverse experience in the healthcare industry, including basic and applied research and technical, clinical and public health management. Since 1998, Dr. Reimer has served as the Director of Laboratories of PAR Toxicology Laboratories. Since 1988, Dr. Reimer has been President of Laboratory Management Associates, which provides direction and consultation to the clinical laboratory and healthcare industry. He also served as Assistant Commissioner of Health and Director of the Public Health Laboratories for the City of New York from 1991 to 1996. In addition, Dr. Reimer previously was Vice President and General Manager of Allied Clinical Laboratories from 1985 to 1988 and Vice President and Area Manager with Bio-Science Laboratories from 1971 to 1985. Dr. Reimer holds Bachelor of Science degrees in chemistry and physiology from Allegheny College and both his Master of Science degree and Ph.D. in biochemistry from Rutgers University. His research and teaching affiliations have included Academy of Senior Professionals at Eckerd College; Harvard Medical School; Beth Israel Hospital (Boston, MA); National Heart Institute; Downstate Medical Center (Brooklyn, NY); Long Island University; and Woods Hole Marine Biology Laboratories. He also holds laboratory director licenses in Florida and New York.

         The Board of Directors recommends a vote "FOR" the election of the nominees for Class II directors.

Directors

         Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2000 Annual Meeting of Shareholders.

         JACK L. ARONOWITZ, 60, Chairman of the Board and President since 1972 and Chief Technical Officer since May, 1999, founded Technical Chemicals and Products, Inc. in 1992, and has been a Director since January 1992. He also served as Chief Executive Officer from 1972 to May 1999. Mr. Aronowitz has been involved in the development and commercialization of medical diagnostic products for more than 35 years. Prior to founding the Company, he was Executive Vice President, Technical Director and Director of Operations of TechniMed Corporation from May 1985 to October 1991 and President from January 1983 to April 1985. TechniMed was engaged in the medical diagnostic and biochemical businesses. From 1974 to 1983 he was the founder, Chairman and President of Leon Laboratories, which developed and manufactured diagnostic and research reagents for numerous life science companies on a worldwide basis. From 1970 to 1974, Mr. Aronowitz was a founder and Executive Vice President of Reliable Chemicals, which developed and manufactured diagnostic and research reagents for numerous life science companies on a worldwide basis. From 1968 to 1970, he was Director of Laboratories for Sigma Chemicals, Inc. Prior to that he was the founder, Chairman and President of Hall Laboratory Products Corp.

         ELLIOTT BLOCK, Ph.D., 55, Chief Executive Officer since May 1999 and a Director of the Company since September 1999, has responsibility for the Company's strategic direction and day-to-day business operations. Dr. Block has more than 28 years of senior level experience in the research, manufacturing and international marketing of over-the-counter and clinical diagnostic products, as well as the operation of licensed clinical laboratories. Dr. Block was the President, CEO and a director of Medicorp Inc., a privately held biomedical company headquartered in Montreal, Canada from its inception in 1986 to 1999. Medicorp is involved in the research, manufacturing and international marketing of clinical diagnostic tests, the distribution of research kits and reagents in Canada and the operation of a licensed clinical laboratory. He was also instrumental in forming Decision Diagnostics LLC, a joint venture with Dianon Systems, Inc. (Nasdaq: DIAN), to license new technology for the improved diagnosis of prostate cancer. From 1981 through 1985, Dr. Block served as a director and the first President and CEO of Hygeia Sciences, Inc. Hygeia developed and manufactured the First Response (R) over-the-counter pregnancy and ovulation kits marketed by Tambrands, Inc. (the manufacturer of Tampax" (R) products), which subsequently purchased Hygeia. These same assays were manufactured for Hoffmann-La Roche, which sold them to the professional market. From 1972 through 1981, he held positions of increasing responsibility at Becton Dickinson Immunodiagnostics, a division of Becton, Dickinson & Co., including Vice President, Operations and Vice President, Research & Development. Previously, he worked in clinical diagnostics research at Syva Company. Dr. Block has a Ph.D. from Brandeis University and was an Alexander von Humboldt Fellow at the University of Cologne, Germany. He has a B.A. degree from Queens College.

         NOEL BUTERBAUGH, 67, has been a Director of the Company since April 1998. He has 45-plus years of experience in biotechnology and medical technology. Until his retirement in 1999, Mr. Buterbaugh was President and Chief Executive Officer of BioWhittaker, Inc. which was acquired by Cambrex Corporation (NYSE: CMB) in 1997. He was with BioWhittaker since the early 1950s and became its President in 1979. BioWhittaker is a major supplier of cell cultures and related scientific products to the biotechnology industry and the leading supplier worldwide of these biological products to the medical and clinical diagnostics industry. He holds a Bachelor of Science degree in Business Administration from American University in Washington, D.C. In addition to his corporate responsibilities, Mr. Buterbaugh presently is a Director of Kirkegaard & Perry Laboratories, Inc., Maryland Health Care Development Corporation and the High Technology Council of Maryland. His previous outside service included posts as a Director of the Health Industry Manufacturers Association (HIMA) and Chairman of the HIMA Science and Technology Steering Committee, as well as a member of the U.S. Department of Commerce Technical Advisory Committee on Biotechnology (BIOTAC).

         MARTIN GURKIN, Ph.D., 67, has been a Director of the Company since January 1996. Dr. Gurkin served as Senior Vice President and Chief Operating Officer of the Company from 1996 to March 5, 1999. Prior to joining the Company, he served as Vice President of ISCO, Inc., a company engaged in the manufacture of scientific analytical instrumentation, from October 1989 to December 1995. Prior to joining ISCO, Inc., Dr. Gurkin was employed in various capacities for over 17 years by E. M. Science (an affiliate of E. Merck KGAA), a company engaged in the manufacturing of laboratory reagents and chromatography supplies.

                                   MANAGEMENT

         Executive officers of the Company are elected by the Board of Directors to hold office until their successors have been chosen and qualified or until earlier resignation or removal. Set forth below are the names, positions and ages of the Company's executive officers (who were not also directors) directors as of December 31, 1999.

NAME                                                AGE          POSITION
----                                                ---          --------
Jay E. Eckhaus                                       56          Vice President, General Counsel and
                                                                 Secretary

Robert M. Morrow                                     62          Vice President of Sales and Marketing

Walter V. Usinowicz, Jr.                             52          Vice President of Finance and Chief
                                                                 Financial Officer

         JAY E. ECKHAUS, Vice President, General Counsel and Secretary since 1998, has more than 25 years of extensive corporate and commercial legal experience. From 1990 to 1998, Mr. Eckhaus was in private practice focusing on corporate and commercial law. He held senior level positions at General Foods Corporation from 1973 to 1989, including vice president and chief counsel of its baking operations as well as assignments in both domestic and international food operations. Mr. Eckhaus also served as vice president, general counsel and secretary for the U.S. operations of Alfa-Laval, Inc., a leading European technology company. He received his Juris Doctor degree from The Ohio State University and his B.S. degree in Business Administration from Bowling Green State University.

         ROBERT M. MORROW, Vice President of Sales and Marketing since 1999, has more than 33 years of senior management experience in various industries that include over-the-counter diagnostics, prescription pharmaceuticals, medical devices, food products and services and hospitality with a strong emphasis on sales and marketing. He was President and Acting Chief Executive Officer of Thames Pharmacal Co. from 1997 to 1999. From 1982 to 1997, Mr. Morrow served in numerous executive assignments with Nutmeg Consultants that include: Vice President and General Manager of TurboChef, Inc.; Executive Vice President, Chief Operating Officer and Director of Veriden Corporation; President, Chief Executive Officer, Co-Founder and Director of Kushi Macrobiotics Corp.; President and Chief Operating Officer for Culinar Sales Corp.; President and Chief Operating Officer for RIM Industries, Inc.; Executive Vice President and Chief Operating Officer for Savoy Industries, Inc.; and Senior Vice President and General Manager of Hicks & Greist Advertising Agency. In addition, from 1974 to 1982, Mr. Morrow was Group Vice President of Marketing and Development/Food Group of International Telephone & Telegraph Corp. He also served as Director of Marketing and Sales for Revlon, Inc. and Almay Cosmetics Co. Mr. Morrow has an M.B.A. degree from Long Island University and a B.S. degree in chemistry and marketing research from The Ohio State University.

         WALTER V. USINOWICZ, JR., Vice President of Finance and Chief Financial Officer since November 1999, is responsible for the Company's financial reporting and treasury functions, as well as support of the Company's strategic planning and business development activities. Mr. Usinowicz has more than 25 years of senior management experience in the life sciences and medical technology industries that includes financial management, business development and general management experience. From 1990 to 1999, Mr. Usinowicz was primarily engaged in the management of start-ups and turnaround situations. During 1999, he was Chief Financial Officer of BuyMatrix, Inc., an e-commerce store serving the needs of physicians, where he was successful in securing the initial venture capital funding. Previously, from 1991 to 1999, Mr. Usinowicz held executive management positions in several biotechnology companies, where he was successful in establishing strategic alliances, conducting financial turnaround activities and raising capital. From 1991 to 1994, Mr. Usinowicz was the Chief Operating Officer of Rocky Mountain Instrument Co., a manufacturer of precision optics. From 1984 to 1990, he served as Chief Financial Officer of Mountain Medical Equipment, Inc., a publicly held manufacturer of respiratory therapy equipment. From 1974 to 1984, he held positions of increasing responsibility at Becton, Dickinson & Company, including Director of Business Planning-Laboratory Group and controller at a diagnostics division. Prior to that, he held positions in manufacturing cost accounting and production control systems at W. R. Grace & Co. and at General Foods Corporation. Mr. Usinowicz holds an M.B.A. degree from New York University and a B.S. degree in Finance from Lehigh University.

         There is no family relationship between any executive officer or director of the Company.

Compensation of Directors

         Each non-employee director of the Company is paid an annual fee of $5,000. Each non-employee director acting as a Committee Chair receives an additional $500 per year. In addition, each non-employee director receives $500 for each Committee and Board of Directors meeting attended, provided that the Committee meeting is other than on a day when a Board Meeting is held. Non-employee directors are also reimbursed for their travel expenses to meetings of the Board of Directors. On April 2, 1999, each non-employee director received 1,000 shares of the Company's stock as additional compensation at a price of $1.406 per share. On June 18, 1999, each non-employee director was granted an option to purchase 19,600 shares of the Company's Common Stock at an exercise price of $1.25 per share. No director who is an employee of the Company receives separate compensation for services rendered as a director.

Meetings of the Board of Directors and Standing Committees

         The Board of Directors held nine meetings during the year ended December 31, 1999. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. Dr. Kathryn Harrigan resigned from the Board of Directors in September of 1999. At a meeting of the Board of Directors held on September 27, 1999, Elliott Block, Ph.D. was elected a director to fill the vacancy.

         The Company's Board of Directors has three standing committees: the Audit Committee, the Compensation and Stock Option Committee and the Board Organization and Governance Committee. All such Committees consisted of non-employee directors: Dr. Harrigan (until September 1999), Mr. Rautbord, Mr. Buterbaugh and Dr. Reimer. Dr. Gurkin replaced Dr. Harrigan as member of such Committees upon her resignation.

         The Audit Committee held one meeting during the year ended December 31, 1999. The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company (including its system of internal controls and financial management practices), to select the Company's independent accountants and to meet with the Company's independent accountants to address and review the scope and results of the audit and other services performed by the Company's independent accountants.

         The Compensation and Stock Option Committee held three meetings during the year ended December 31, 1999. The primary functions of the Compensation and Stock Option Committee are to review and approve the Company's compensation policies and practices, to propose compensation levels for executive officers and other key employees and to administer the Company's Amended and Restated 1992 Stock Option Plan.

         The Board Organization and Governance Committee held three meetings during the year ended December 31, 1999. The Board Organization and Governance Committee is responsible for corporate governance and also serves as the Nominating Committee for the Company. The Committee will consider nominees for director recommended by shareholders. Any shareholder who wishes to submit a recommendation for director of the Company should send it to Jay E. Eckhaus, Secretary, at the Company's address on the front of this Proxy Statement.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company, during the fiscal years ended December 31, 1999, 1998, and 1997, to the officers whose names appear in the table below. No restricted stock awards, long-term incentive plan payouts or other types of compensation other than the compensation identified in the chart below were paid to these officers. No other executive officer of the Company earned a total annual salary and bonus during 1999, 1998 and 1997 in excess of $100,000.

Summary Compensation Table
                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION                        AWARDS
                                                        -------------------                        ------
                                                                         Other Annual       Securities Underlying
Name and Principal Position         Year(a)     Salary($)     Bonus($) Compensation($)            Options(#)
---------------------------         -------     ---------     -------- ---------------            ----------
Jack L. Aronowitz                 1999        $167,512           --            *                       --
President, Chief                  1998         160,864           --            *                       --
Technical Officer, and            1997         151,938           --      $24,644                       --
Chairman of the Board

Elliott Block, Ph.D.(1)           1999         106,298           --            *                   250,000
Chief Executive
Officer and Director

Jay E. Eckhaus                    1999         131,750      $18,750            *                     5,000
Vice President,                   1998          99,716           --            *                    15,000
General Counsel and               1997              --           --           --                       --
Secretary

Robert M. Morrow(1)               1999         114,250           --            *                    30,000
Vice President of
Sales and Marketing

* Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer.

(1)  Executive officer was not employed by the Company prior to 1999.

Stock Option Grants and Exercises; Long-Term Incentive Plans in 1999

         The following table sets forth the stock options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                        Number Of     Percent of                                  Potential Realizable Value
                        Securities  Total Options                                         at Assumed
                        Underlying    Granted To     Exercise                           Annual Rate of
                         Options    Employees In     Price Per                     Stock Price Appreciation
         Name           Granted(#)   Fiscal Year    Share($/SH)   Expiration Date     For Option Term(a)
         ----           ----------   -----------    -----------   ---------------  -------------------------
                                                                                     5% ($)         10% ($)
                                                                                     ------         -------
Jack L. Aronowitz             --          --               --            --              --              --
Elliott Block, Ph.D.     250,000       59.41%         $ 1.250       5/10/09        $196,530        $498,045
Jay E. Eckhaus             5,000        1.19%         $ 0.438       11/04/09       $196,530          $3,490
Robert M. Morrow          10,000        2.38%         $ 1.375       2/15/05        $196,530         $10,609
                          10,000        2.38%         $ 1.375       2/15/06        $196,530         $13,045
                          10,000        2.38%         $ 1.375       2/15/07        $196,530         $15,724

(a) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% annualized stock price growth rates from grant dates to expiration dates and are not intended to forecast future price appreciation of the Company's Common Stock based upon growth at these prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option
Values

                                                                   Value Of Unexercised
                           Number Of Securities Underlying     In-The-Money Options At Year
          Name            Unexercised Option At Year End(#)              End($)(Q)
          ----            ---------------------------------              ---------
                            Exercisable     Unexercisable      Exercisable     Unexercisable
                            -----------     -------------      -----------     -------------
Jack L. Aronowitz                 --                --             --                 --

Elliott Block, Ph.D.          83,334           166,666             --                 --

Jay E. Eckhaus                10,000            10,000             --               $310

Robert M. Morrow              10,000            20,000             --                 --

Stuart R. Streger             32,000                --             --                 --

 (1) Calculated by multiplying the number of shares underlying options by the difference between the closing sale price for the Common Stock of $0.50 as reported by The Nasdaq Stock Market on December 31, 1999 and the exercise price of the options.

Compensation Committee Interlocks and Insider Participation

         The Compensation and Stock Option Committee consisted of Mr. Buterbaugh, Ms. Harrigan, Mr. Rautbord and Dr. Reimer during 1999. (Dr. Gurkin replaced Ms. Harrigan on the committee upon her resignation.) During 1999, there were no interlocking relationships of the Compensation and Stock Option Committee. Each member serving on the Compensation and Stock Option Committee was an outside director and no member, other than Dr. Gurkin, has ever been an officer or employee of the Company. Dr. Gurkin served as the Company's Senior Vice President and Chief Operating Officer until March 5, 1999.

Compliance With Section 16(a) of the Securities Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons and to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1999, the officers, directors and greater than 10% shareholders of the Company complied with all applicable Section 16(a) filing requirements.

Employment Contracts

         The Company entered into an employment agreement with Jack L. Aronowitz, dated as of January 1, 1993, as amended on September 27, 1996 and October 9, 1998, pursuant to which Mr. Aronowitz serves as President of the Company. The agreement provides that Mr. Aronowitz receive: (i) a current base salary of $175,900, increased annually by 5%; and (ii) an annual bonus of 5% of the Company's consolidated pre-tax income. The agreement also provides that Mr. Aronowitz is entitled to health insurance, a car allowance of $10,000 per year, other fringe benefits, and, at the Board's discretion, further bonuses and reimbursement for various expenses. In addition, the agreement prohibits Mr. Aronowitz (i) during and after the term of the agreement, from disclosing confidential information relating to the Company and (ii) during the term of the agreement and for a period of two years after termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has evidenced an intention to engage in business. Notwithstanding the foregoing, if Mr. Aronowitz's employment is terminated by the Company for any reason other than Mr. Aronowitz having engaged in any material act of dishonesty, disloyalty, negligence and/or fraud which is, or may be, damaging to the Company's business, the Company must pay Mr. Aronowitz two times his then base salary plus an amount equal to two times the last bonus paid to or accrued for him pursuant to the agreement (three times base salary plus bonus in the event of termination following a "change of control," as defined in the agreement).

         The Company entered into an employment agreement with Elliott Block, Ph.D., dated September 9, 1999, pursuant to which Dr. Block serves as the Chief Executive Officer of the Company. The agreement provides that Dr. Block receive:
(i) a current base salary of $173,250, increased annually by a minimum of 5%; and (ii) an annual bonus equal to 3% of the Company's after-tax net income, in a minimum amount of $10,000 and not to exceed 50% of his base salary. Dr. Block is also entitled to a one-time bonus of $25,000 upon the attainment of certain net income goals. Upon execution of this agreement, the Company granted Dr. Block 250,000 stock options at an exercise price of $1.25 per share, which have vested with respect to two-thirds of the shares underlying such options and will vest with respect to one-third of such shares on May 10, 2001. The Company also made a loan to Dr. Block in the amount of $50,000, which shall be deemed repaid with respect to 50% of the amount due and owing on each of the first two anniversary dates of this agreement as long as Dr. Block remains an employee of the Company or is not terminated for cause (as defined). Dr. Block receives health insurance, other fringe benefits, and, at the Board of Directors' discretion, reimbursement for various expenses. In addition, the agreement prohibits Dr.
Block: (i) from disclosing confidential information relating to the Company during the term of the agreement and for five years after. Notwithstanding the foregoing, if Dr. Block's employment is terminated by the Company without cause (as defined), if he is constructively discharged, or if he terminates his employment for good reason (as defined), the Company must pay Dr. Block the greater of the amounts due for the unexpired term of employment or two times his then base salary plus an amount equal to any bonuses paid or accrued to him during the 12 months prior to such termination. Dr. Block is also entitled to receive an amount equal to two times base salary plus two times bonuses paid or accrued in the last 12 months in the event of termination following a change of control (as defined). The agreement also provides for the grant of share appreciation rights to Dr. Block. Dr. Block is also a director of the Company.

         On October 9, 1998, the Company entered into an employment agreement with Jay E. Eckhaus, pursuant to which he serves as Vice President and General Counsel. Mr. Eckhaus' current base salary is $136,500, which may be increased at the discretion of the Board of Directors. On May 27, 1999, the Company entered into an employment agreement with Robert M. Morrow, pursuant to which he serves as Vice President of Sales and Marketing. Mr. Morrow's current base salary is $135,200, which may be increased at the discretion of the Board of Directors. The Company also granted Mr. Morrow 30,000 options upon execution of the agreement at an exercise price of $1.375 per share, which have vested with respect to one-third of the shares underlying such options and will vest with respect to one-third of such shares on each of February 23, 2001 and 2002. On November 22, 1999, the Company entered into an employment agreement with Walter
V. Usinowicz, Jr., pursuant to which he serves as Vice President and Chief Financial Officer of the Company. Mr. Usinowicz's current base salary is $135,000, which may be increased at the discretion of the Board of Directors. The Company also granted Mr. Usinowicz 35,000 options upon execution of the agreement at an exercise price of $0.4375 per share, which will vest with respect to one-third of the shares underlying such options on each of December 7, 2000, 2001 and 2002. The agreements also provide that Messrs. Eckhaus, Morrow and Usinowicz may receive yearly bonuses at the discretion of the Board of Directors. Messrs. Eckhaus, Morrow and Usinowicz also receive health insurance, other fringe benefits and reimbursement for business expenses. In addition, the agreements prohibit Messrs. Eckhaus, Morrow and Usinowicz during and after the expiration of the agreement for a period five years from disclosing confidential information relating to the Company. Each of the aforementioned agreements provide that in the event that the employment of any of them is terminated by the Company for any reason other than for Cause (as defined in the agreement) or by the employee without Good Reason (as defined in the agreement), the aforementioned employee receives an amount equal to the employee's base salary for the remainder of the term of the respective agreement (but at least six months' base salary) plus an amount equal to the bonus paid to such employee in the previous fiscal year (two times salary plus two times bonus paid or accrued in the last year in the event of termination following a "change if control" as defined in the agreement.) The agreements also provide for the grant of share appreciation rights to Messrs. Eckhaus, Morrow and Usinowicz.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During August 1998, the Company's outside directors unanimously approved the Company's guarantee, for a period of up to 90 days, of $750,000 of the collateral obligations of Mr. Aronowitz's family limited partnership (the "Partnership") to a brokerage house. Under the terms of the Company's agreement with the Partnership, the brokerage house called on the Company's guarantee; the Partnership then executed and delivered to the Company a promissory note personally guaranteed by Mr. Aronowitz in an amount equal to the amount of the guarantee. The note was a six-month note payable on demand and bears interest at the rate of interest charged by the brokerage house (7"% at December 31, 1999). In February 1999, accrued interest was paid and the note was extended an additional three months. After becoming due on May 26, 1999, interest was paid and an additional extension of one year was authorized by the Board of Directors. The balance of funds advanced under the note was approximately $647,000 at December 31, 1999, and was included in due from related party in the balance sheets based on the Company's understanding that such amounts will be repaid during 2000. At the Board meeting on April 27, 2000, the Board of Directors granted an additional eighteen-month extension of the note commencing on September 1, 2000. The principal amount of the note is unchanged. The interest on the note is unchanged. Payments on the note begin on September 1, 2000 and are due quarterly.

         The Company and Mr. Aronowitz are parties to an exclusive, worldwide license agreement dated January 31, 1996 ("License Agreement") under which the Company has the right to manufacture, promote, market and sell all medical, pharmaceutical and health care products and devices created by Mr. Aronowitz on or before the date of the License Agreement. The License Agreement is for a term of twenty years with automatic renewals and requires annual fees equal to the greater of (i) 3% of net collected sales revenues from products based upon certain technology or (ii) $10,000, with an aggregate maximum limitation of $10,000,000. The License Agreement replaces an earlier license agreement with similar provisions. During 1999, 1998, 1997 and 1996, Mr. Aronowitz earned approximately $149,000, $161,000, $148,000 and $114,000, respectively, pursuant to the License Agreement. He waived all licensing fees due him for the years ended December 31, 1995 and 1994. Mr. Aronowitz is also party to an employment contract with the Company. See "- Employment Contracts."

         The Company made a loan to Dr. Block in the amount of $50,000 pursuant to his Employment Agreement with the Company, which shall be deemed repaid with respect to 50% of the amount due and owing on each of the first two anniversary dates of this agreement as long as Dr. Block remains an employee of the Company or is not terminated for cause (as defined). The principal amount of this loan bears interest at the London Interbank (LIBOR) rate, as adjusted quarterly, with such principal and accrued interest due on September 1, 2001, subject to such loan being deemed repaid as provided above. As of March 31, 2000, the outstanding principal and interest was $51,738.99.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 19, 2000 with respect to the Common Stock of the Company owned by (1) any person who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, (2) each director and director nominee of the Company, (3) each executive officer named in the Summary Compensation Table and (4) all directors and executive officers as a group.

         On April 19, 2000, there were 29,541,258 shares of Common Stock outstanding. Unless indicated, each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

                                                                              Amount and Nature of
Name and Address of Beneficial Owner(a)                                       Beneficial Ownership(b)          Percent
---------------------------------------                                       -----------------------          -------
Jack L. Aronowitz......................................................            4,607,316(c)                  15.6%

Elliott Block, Ph.D....................................................               96,934(d)                    *

Noel Buterbaugh........................................................               20,600(d)                    *

Jay E. Eckhaus.........................................................               22,200(d)                    *

Martin Gurkin, Ph.D....................................................               20,000(d)                    *

Robert Morrow..........................................................               30,000(d)                    *

Clayton Rautbord.......................................................               24,200(d)                    *

Stanley M. Reimer, Ph.D................................................               23,600(d)                    *

Walter Usinowicz, Jr...................................................               25,000(d)                    *

All directors and executive officers
as a group (9 persons).................................................            4,869,850                     16.5%

* Does not exceed 1 percent.

(a) The address of each of Messrs. Aronowitz, Block, Buterbaugh, Eckhaus, Gurkin, Morrow, Rautbord, Reimer and Usinowicz is c/o Technical Chemicals and Products, Inc., 3341 S.W. 15th Street, Pompano Beach, FL 33069.
(b) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power.
(c) Includes 500,000 shares that may be acquired upon exercise of a currently exercisable warrant and 370,000 shares as to which Mr. Aronowitz holds a voting proxy. With respect to such voting proxy, the Company has been informed that, since the date of such proxy, the legal ownership of 345,000 shares may have been transferred ("Transferred Shares"). The Company has been unable to determine whether the beneficial ownership of such Transferred Shares has changed as a result of the transfers, in which event Mr. Aronowitz would no longer have the right to vote such shares.
(d) Includes shares that may be acquired upon exercise of options that are currently exercisable or will become exercisable within 60 days in the following amounts: Dr. Block - 83,334; Mr. Buterbaugh - 19,600; Dr. Gurkin
     - 19,600; Mr. Eckhaus - 20,000; Mr. Morrow - 20,000; Mr. Rautbord - 22,600;
     Dr. Reimer - 20,600; and Mr. Usinowicz - 25,000.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation and Stock Option Committee is pleased to present its report on executive compensation. This report describes the components of the Company's executive officer compensation programs and the basis on which compensation determinations for 1999 were made with respect to the executive officers of the Company.

         The Compensation and Stock Option Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, to align the interests of these executives with those of the Company shareholders and to motivate the Company executives to increase shareholder value by improving corporate performance and profitability. To meet these objectives, the Compensation and Stock Option Committee will seek to provide a competitive total compensation package that enables the Company to attract and retain key personnel; to provide variable compensation opportunities, primarily on an annual basis, that are linked to corporate performance goals; and to provide long-term compensation opportunities, through stock options, that align executive compensation with value received by stockholders. The compensation program for executive officers consists of the following components: base salary, annual incentive compensation and stock options. Base salaries for executives are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among public companies of the size of, or in businesses similar to, the Company.

         For 1999, compensation, including salary, bonuses and stock option grants, for the executives other than the Chief Executive Officer was set based principally upon the factors described in the previous sentence. Compensation for the Chief Executive Officer was set based upon the Chief Executive's employment agreement (see "Employment Contracts"). When selecting a new Chief Executive Officer, the Board of Directors generated a list of possible candidates and interviewed several of them before narrowing the selection to Dr. Block. The Board then entered into arm's-length-negotiations with Dr. Block concerning his compensation and benefits. The Compensation and Stock Option Committee determined that Dr. Block's compensation package is competitive with compensation paid to executive officers of similar companies in the industry who have similar experience to Dr. Block.

         The Compensation and Stock Option Committee intends to periodically review the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. Salary adjustments ordinarily will be determined and made at 12-month intervals.

         Respectfully submitted,

         Compensation and Stock Option Committee
         ---------------------------------------
         Martin Gurkin
         Noel Buterbaugh
         Clayton Rautbord
         Stanley Reimer

                             STOCK PERFORMANCE GRAPH

         The following graph shows the Company's cumulative total return to shareholders compared to the Russell 2000 Index and a peer group consisting of healthcare stocks (excluding biotechnology companies) identified below as "Nasdaq Health Services." The graph shows cumulative total return over the period from February 2, 1995, the first day that the Company was traded publicly, and the end of the fiscal year 1999, based on an initial investment of $100. Total shareholder return assumes dividend reinvestment. The stock performance shown on the following graph is not indicative of future price performance.











                           February 2,    December 31,    December 31,    December 31,    December 31,    December 31,
          Name                 1995           1995            1996            1997            1998            1999
          ----                 ----           ----            ----            ----            ----            ----
TCPI                           $100           $500            $228            $284            $37             $13
Russell 2000                   $100           $130            $152            $206            $193            $190
Nasdaq Health Services         $100           $121            $121            $123            $105            $86

                                   PROPOSAL 2

                       CORPORATE NAME CHANGE TO TCPI, INC.

         The Board of Directors has unanimously adopted, subject to shareholder approval, a proposal to amend the Company's Amended and Restated Articles of Incorporation in order to change the Company's name to "TCPI, Inc."

         The Board of Directors has determined that it would be in the best interest of the Company and its shareholders to change the name of Technical Chemicals and Products, Inc. to TCPI, Inc. The Board of Directors and management believe that the proposed new name will simplify our corporate identity and more accurately reflect how the Company is presently known to the investment community (by its stock trading symbol) as well as by its customers, vendors, employees and others, who more commonly refer to the Company as TCPI. The proposed new name also will eliminate the potential for confusion that the Company's primary business is related to the chemical industry.

         If the Charter Amendment is approved, the Common Stock of the Company will continue to trade on the Nasdaq National Market under the symbol "TCPI."

         The Board of Directors recommends a vote "FOR" approval of the Charter Amendment.

                                   PROPOSAL 3

                APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN

         The Company's Board of Directors has approved the TCPI 2000 Stock Option Plan (the "Plan"), which authorizes the Company to grant stock options and other awards to the Company's employees, officers, directors and consultants. By providing such individuals with an opportunity to acquire or increase a proprietary interest in the Company, the Board of Directors intends to create a stronger incentive to expend maximum effort for the growth and success of the Company and to encourage such individuals to remain employed by the Company. A copy of the Plan is attached hereto as Annex A, and a description of the material features of the Plan follows.

         The Board of Directors recommends a vote "FOR" the adoption of the Plan.

         Administration of the Plan. The Plan will be administered by the Compensation and Stock Option Committee, which consists of at least two non-employee directors who are outside directors within the meaning of section 162(m) of the Internal Revenue Code and non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Compensation and Stock Option Committee is authorized to determine the persons to whom awards or grants will be made, to determine the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each award or grant, to interpret the Plan, to establish, amend or rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

         Eligibility for Participation. Participants in the Plan are selected by the Compensation and Stock Option Committee from the employees and directors of the Company and its subsidiaries and from independent contractors and consultants providing services to the Company and its subsidiaries. As of March 31, 2000 there were 77 employees and directors eligible for the Plan. No Participant may receive awards with respect to more than 200,000 shares of Common Stock during any calendar year.

         Awards under the Plan. The Plan provides that the Committee may grant or issue stock options and other stock-based awards, including stock appreciation rights, to any employee or director of the Company or its subsidiaries and to any independent contractor or consultant providing services to the Company or its subsidiaries. The total number of shares of Common Stock that may be issued pursuant to awards granted pursuant to the Plan is four million (4,000,000) shares. Each such award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. Shares subject to options, awards or rights which expire or are forfeited become available to be granted again under the Plan.

         Nonqualified Stock Options, which we also refer to as NQSOs, will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the committee) in one or more installments after the grant date, subject to the participant's continued employment with us and/or subject to the satisfaction of individual performance targets established by the committee. NQSOs may be granted for any term specified by the committee.

         Incentive Stock Options, which we also refer to as ISOs, will be designed to comply with certain restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs (1) must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant (not less than 110% of the fair market value if granted to any person who owns more than 10% of the Common Stock), (2) may only be granted to employees, (3) must expire within a specified period of time following the optionee's termination of employment, and (4) must be exercised within ten years after the date of grant (five years if granted to any person who owns more than 10% of the Common Stock), but may be subsequently modified to disqualify them for treatment as ISOs.

         Options, Term and Exercise Price. The exercise price of the Common Stock subject to an option and the option exercise period for each option is determined by the Compensation and Stock Option Committee on the date the option is granted (subject to the restrictions on ISOs as described above). In no event will the exercise period for an option exceed ten years.

         Termination of Employment. Upon the termination of employment with the Company for any reason other than cause, death or disability, an individual holding an option may exercise any vested portion of such option for a period not to exceed ninety (90) days after such termination, or a shorter period if determined by the Compensation and Stock Option Committee. Upon termination of employment with the Company for death or disability, an individual holding an option granted under the Plan, or such person's heirs, may exercise an option for a period not to exceed one (1) year after such termination. Upon termination of employment with the Company for cause, the options held by the individual terminated will expire immediately upon the date of such termination.

         Transferability of Options. ISOs granted under the Plan are not transferable, except by will or the laws of decent or distribution. Unless otherwise permitted by the Compensation and Stock Option Committee in its sole and absolute discretion, NQSOs are not transferable except by will or the laws of decent or distribution.

         Amendment and Termination of the Plan. The Compensation and Stock Option Committee may amend or terminate the Plan at any time, provided that shareholder approval is required for any amendment that requires shareholder approval in accordance with the regulations issued under Section 16 of the Securities Exchange Act of 1934 and any amendment that would impair the rights of a grantee requires the grantee's consent. The Plan will terminate on July 1, 2010 unless terminated earlier by the Compensation and Stock Option Committee.

         Adjustment Provisions. If there is any change in the Common Stock as a result of a change in the capitalization of the Company, including but not limited to, a stock dividend, recapitalization, stock split, or combination or exchange of the Common Stock, or a merger, reorganization or consolidation of the Company or any other change in the capital structure made without the receipt of consideration, then unless such event results in the termination of all outstanding grants under the Plan, the number of and class of shares available for grants and the number and class of such shares covered by outstanding grants, and the price per share or the applicable market value of such grants, will be proportionately adjusted by the Compensation and Stock Option Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

         Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to grants of options under the Plan.

         Nonqualified Stock Options. There are no federal income tax consequences to grantees or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

         Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the stock option price (or the grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the stock option price (or the grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection with the sale.

         If the sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the grantee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the stock option price (or the grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the grantee.

                                   PROPOSAL 4

                      APPROVAL OF ISSUANCE OF COMMON STOCK
                          TO SWARTZ PRIVATE EQUITY, LLC

         In order to provide a source of future capital for ongoing research and development of the Company's products and general working capital, on May 3, 2000, the Company entered into an Investment Agreement (the "Investment Agreement") with Swartz Private Equity, LLC ("Swartz"). Under the Investment Agreement, the Company has the option to sell up to $25 million of Common Stock to Swartz, subject to certain conditions contained in the Investment Agreement. In addition, the Company issued to Swartz a warrant to purchase 625,000 shares of Common Stock at a price of $1.9063 per share, subject to adjustment, and may issue additional warrants to Swartz pursuant to the terms of the Investment Agreement. A more detailed description of this transaction is set forth below under the caption "Investment Agreement."

The Company's Common Stock trades on the Nasdaq National Market. The Nasdaq corporate governance standards require shareholder approval of the sale or issuance of Common Stock in a private transaction at a price less than the greater of book or market value, if the number of new shares would equal 20% or more of the number of shares outstanding at the time the Company enters into the transaction. Under the Investment Agreement, as of May 3, 2000, the Company may not sell more than 5,908,251 shares (the "Equity Line Nasdaq Share Limit") to Swartz unless shareholder approval of this transaction is obtained. As described below, because the number of shares which may be sold to Swartz under the Investment Agreement may exceed the Equity Line Nasdaq Share Limit, the Company seeks the approval of such potential issuances in order to comply with the Nasdaq standards. As of May 15, 2000, no shares of Common Stock had been issued and sold to Swartz under the Investment Agreement, other than 625,000 shares of Common Stock issuable upon exercise of the warrant entered in connection with the Investment Agreement. As of May 3, 2000, the Company will be able to sell 5,908,251 shares of Common Stock under the Investment Agreement without shareholder approval.

         The Board of Directors Recommends that the Shareholders vote "FOR" approval of this proposal.

Summary of Investment Agreement

         This summary is qualified in its entirety by reference to the Investment Agreement, the related Registration Rights Agreement and warrants. Copies of such documents can be obtained by writing to the Secretary, Technical Chemicals and Products, Inc., 3341 S.W. 15th Street, Pompano Beach, Florida 33069. These documents are also available as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, which is accessible at the Securities and Exchange Commission's web site at (www.sec.gov).

         Pursuant to the requirements of the Investment Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission in order to permit Swartz to resell to the public any shares that it acquires pursuant to the Investment Agreement. Beginning on the date the registration statement is declared effective by the Securities and Exchange Commission and continuing for three years thereafter, the Company may from time to time at its sole discretion, and subject to certain restrictions set forth in the Investment Agreement, sell shares of its Common Stock to Swartz at a price determined under the Investment Agreement. Accordingly, funds under the Investment Agreement will not be available, at a minimum, until such a registration statement becomes effective. Each election by the Company to sell stock to Swartz is referred to as a "put."

         In order to exercise a put, the Company must give at least ten, but not more than 20, business days advance notice to Swartz of the date on which it intends to exercise a particular put right. The notice must indicate the date the Company intends to exercise the put (the "Put Date") and the maximum number of shares of Common Stock the Company intends to sell to Swartz. At the Company's option, the notice may also specify a maximum dollar amount of Common Stock that it will sell under the put and/or a minimum purchase price per share at which the Company is willing to sell the shares. The maximum dollar amount specified by the Company cannot exceed $2,000,000. The minimum purchase price specified by the Company may not exceed 80% of the closing bid price of the Company's Common Stock on the date on which it gives Swartz notice of the exercise of a put right.

          The maximum number of common shares the Company will be obligated to sell to Swartz pursuant to a put equals the lesser of:

         (i) the number of shares specified by the Company in the notice of the put;
         (ii) the number of shares which, when multiplied by the price Swartz is obligated to pay for the shares, as described below, equals the lesser of:
                  (A) the maximum dollar amount specified by the Company in the notice; and
                  (B)  $2,000,000;
         (iii) 15% of the aggregate daily reported trading volume of the common shares during the 20 business days after the Put Date;
         (iv) 15% of the aggregate daily reported trading volume of the common shares during the 20 business days before the Put Date; or
         (v) a number of shares that will result in the aggregate number of shares held by Swartz upon completion of the put exceeding 9.99% of the total number of outstanding shares of Common Stock.

         The market price of the shares of Common Stock during the 20 business days immediately following the Put Date are used to determine the actual amount of money Swartz will provide and the number of shares the Company will issue in return. For each share of Common Stock, Swartz will pay the Company the lesser of:

         (i)      the market price for each share, minus $.10; or
         (ii)     92% of the market price for each share.

         Notwithstanding the above amount, Swartz must pay at least the designated minimum per share price, if any, that the Company indicates in its notice. Market price is defined as the lowest closing bid price for the Company's Common Stock on its principal market during the 20 business days immediately following the Put Date (the "Pricing Period").

Limitations and Conditions Precedent to the Company's Put Rights

         Puts can be made 5 days after the end of the Pricing Period for the prior put. The Company's ability to put shares of its Common Stock, and Swartz's obligation to purchase the shares, is conditioned upon the satisfaction of certain conditions. These conditions include:

         (i) the Company shall have satisfied all obligations under the Registration Rights Agreement entered into between the Company and Swartz in connection with the Investment Agreement, including the filing of a registration statement with the Securities and Exchange Commission with respect to the resale of the securities the Company will issue to Swartz and the requirement that such registration statement be declared effective by the Securities and Exchange Commission, and the Company shall have satisfied all obligations under the Investment Agreement and the Warrant;
         (ii) the Company's Common Stock shall be listed and trading on Nasdaq, the O.T.C. Bulletin Board, or an exchange;
         (iii) the representations and warranties of the Company set forth in the Investment Agreement must be accurate as of the date of each put;
         (iv) the Company shall have reserved for issuance a sufficient number of shares of Common Stock to satisfy its obligations to issue shares pursuant to any put and upon exercise of warrants;
         (v) the registration statement for the sale of shares the Company will be issuing to Swartz must remain effective as of the put date and no stop order with respect to the registration statement is in effect;
         (vi) if the number of shares to be put to Swartz, together with any shares then held by Swartz, would equal 20% of all shares of Common Stock of the Company that would be outstanding upon completion of the put, the Company must obtain shareholder approval of such excess issuance; and
         (vii) other than continuing losses described in an attachment to the Investment Agreement, at the time of a put, there shall have been no material adverse change in the Company's business prospects or financial condition.

          Swartz is not required to acquire and pay for any shares of the Company's Common Stock once it has acquired $25 million worth of Common Stock. Additionally, Swartz is not required to acquire and pay for any shares of Common Stock with respect to any particular put for which, between the date the Company gives advance notice of an intended put and the date the particular put closes:

         (i) the Company announced or implemented a stock split or combination of its Common Stock;
         (ii)     the Company paid a Common Stock dividend;
         (iii) the Company made a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock; or
         (iv) the Company consummated a major transaction, such as a sale of all or substantially all of its assets or a merger or tender or exchange offer that results in a change in control of the Company.

         The Company's right to require Swartz to purchase any subsequent put shares shall terminate upon the occurrence of any of the following:

         (i) the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that resulted in (a) a Securities and Exchange Commission enforcement action, administrative proceeding or civil lawsuit, or (b) a civil judgment or criminal conviction or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;
         (ii) the aggregate number of days which the registration statement for the resale of shares issued to Swartz is not effective and the Common Stock is not listed and traded on Nasdaq, the O.T.C. Bulletin Board, or an exchange exceeds 120 days;
         (iii) the Company files for bankruptcy or any other proceeding for the relief of debtors;
         (iv) the earlier of (a) three years following the effectiveness of the Investment Agreement (May 3, 2003), or (b) the date Swartz acquires shares worth $25 million.
         (v) the Company breaches covenants contained in the Investment Agreement; or
         (vi) the registration statement for the resale of shares of Common Stock issued to Swartz is not effective by May 3, 2001.

Commitment and Termination Fees

         If the Company does not put at least $1,000,000 worth of Common Stock to Swartz during each six month period following the effective date of the Investment Agreement, in consideration of Swartz's commitment costs, the Company must pay Swartz a semi-annual non-usage fee. This fee equals the difference between $100,000 and 10% of the value of the shares of Common Stock put to Swartz during the six month period.

         If the Investment Agreement is terminated, the Company must pay Swartz the greater of (i) the non-usage fee described above, or (ii) the difference between $200,000 and 10% of the value of the shares of Common Stock put to Swartz during all puts to date.

Warrants

         Within five business days after the end of each Pricing Period, the Company is required to issue and deliver to Swartz a warrant to purchase a number of shares of its Common Stock equal to 10% of the common shares issued to Swartz in the applicable put. Each such warrant will be exercisable at a price that will initially equal 110% of the market price for the applicable put, and shall have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter.

Short Sales

         Swartz and its affiliates are prohibited from engaging in short sales of the Company's Common Stock unless Swartz has received a put notice under which shares have not yet been issued and the amount of shares involved in the short sale does not exceed the number of shares specified in the put notice.

Cancellation of Puts

         The Company must cancel a particular put between the date of the advance put notice and the last day of the Pricing Period if the Company discovers an undisclosed material fact relevant to Swartz's investment decision, the registration statement registering resales of the common shares becomes ineffective or the Company's shares are delisted from the then primary exchange. If a put is canceled, it will continue to be effective, but the Pricing Period for the put will terminate on the date notice of cancellation of the put is given to Swartz. Because the pricing period will be shortened, the number of shares Swartz will be required to purchase in the canceled put may be smaller than it would have been had the put not been canceled.

Termination of Investment Agreement

         The Company may terminate its right to initiate further puts or terminate the Investment Agreement at any time by providing Swartz with notice of such intention to terminate; provided, however, any such termination will not affect any other rights or obligations the Company has concerning the Investment Agreement or any related agreement.

Restrictive Covenants

         During the term of the Investment Agreement and for a period of one year after the Investment Agreement is terminated, the Company is prohibited from engaging in certain transactions. These include the issuance of any of its equity securities, or debt securities convertible into equity securities, for cash in a private transaction without obtaining the prior written approval of Swartz. The Company is also prohibited during such one-year period from entering into any private equity line agreements similar to the Investment Agreement without obtaining Swartz's prior written approval.

Right of First Refusal

         Swartz has a right of first refusal to participate in any private capital raising transaction of equity securities that closes at any time during the period from the date of the Investment Agreement, May 3, 2000, until one year after the Investment Agreement is terminated.

Swartz's Right of Indemnification

         The Company has agreed to indemnify Swartz, including its shareholders, officers, directors, employees, investors and agents, from all liability and losses resulting from any misrepresentations or breaches the Company makes in connection with the Investment Agreement, the registration rights agreement, other related agreements, or the registration statement. The Company has also agreed to indemnify such persons for any claims based on violation of Section 5 of the Securities Act of 1933, as amended, caused by the integration of the private sale of Common Stock to Swartz and the public offering pursuant to the registration statement.

Effect on Outstanding Common Stock

         The issuance of Common Stock under the Investment Agreement will have no effect on the rights or privileges of existing holders of Common Stock except that the economic and voting interests of each shareholder will be diluted as a result of such issuance.

         As noted above, the exact number of shares of Common Stock issuable under the Investment Agreement, and the resulting dilution to existing holders of Common Stock, cannot currently be determined, and will vary with the extent to which the Company utilizes the Investment Agreement, the market price of the Common Stock, and exercise of the related warrant. The potential effects of any such dilution on the existing shareholders of the Company include the significant dilution of the current shareholders' economic and voting interests in the Company.

Consequences if Shareholder Approval is not Obtained

         The terms of the Investment Agreement provide that the Company will not be permitted to issue shares of Common Stock thereunder in excess of the Equity Line Nasdaq Share Limit unless and until shareholder approval of the issuance of Common Stock sought hereby is obtained. If the shareholder approval sought hereby is not obtained, the Nasdaq rules will prohibit the Company from issuing under the Investment Agreement more than 5,908,251 shares of Common Stock (as of May 3, 2000). As a result, the Company would not be able to draw down a significant portion of the funds available under the equity line, which are currently needed for working capital. In addition, if the Company issued the shares in excess of the Equity Line Nasdaq Share Limit without obtaining shareholder approval, Nasdaq could delist the Company's Common Stock on the Nasdaq National Market, which could adversely affect the marketability of the Company's shares of Common Stock.

Interests of Certain Persons

         Neither Swartz, nor any of its affiliates, is a director or executive officer of the Company. To the Company's knowledge, neither Swartz nor any of its affiliates is a 5% shareholder of the Company.

                       INFORMATION CONCERNING INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The Company's Board of Directors has appointed Ernst & Young LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.

              PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

         Proposals of shareholders intended for presentation at the 2001 annual meeting must be received by the Company on or before January 31, 2001, in order to be included in the Company's proxy statement and form of proxy for that meeting.

         The Company's bylaws also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days, nor more than 90 days, prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. If such notice is not timely provided, then persons named on the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

         In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal, (b) the name and address of such shareholder, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and (d) any material interest of the shareholder in such proposal.

         A shareholder's notice with respect to a director nomination must set forth (a) the name of the person to be nominated, (b) the number and class of all shares of each class of stock of the Company beneficially owned by such person, (c) the information regarding such person required by paragraphs (a) and
(d) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, (d) such person's signed consent to serve as a director of the Company if elected, (e) such shareholder's name and address and (f) the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder.

         The complete bylaw provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                  OTHER MATTERS

         Annual Report. The Company will provide to any shareholder, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedule thereto, for its fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission. All such requests should be directed to Technical Chemicals and Products, Inc., Investor Relations, P.O. Box 9748, Ft. Lauderdale, Florida 33310. No charge will be made for copies of such annual report; however, a reasonable charge for exhibits, if requested, will be made.

         Expenses. The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock.

                                         By Order of the Board of Directors,


                                         /s/ Jay E. Eckhaus
                                         ------------------
                                         Jay E. Eckhaus
                                         Secretary

Pompano Beach, Florida
May 31, 2000

                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                              3341 S.W. 15th Street
                          Pompano Beach, Florida 33069

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack L. Aronowitz and Elliott Block, Ph.D., and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.001 par value, of Technical Chemicals and Products, Inc., a Florida corporation ("TCPI"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the East Room of the Clubhouse of the Palm-Aire Country Club, 555 S. Powerline Road, Pompano Beach, Florida (approximately 1/4 mile south of Atlantic Boulevard on the west side of Powerline Road), at 10:00 a.m., local time, on Friday, June 16, 2000, or any adjournment or postponement thereof, or to vote to adjourn or postpone the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.
1.        Proposal 1 - Election of the following persons as Directors of TCPI:  Nominees: Clayton Rautbord, Stanley M. Reimer, Ph.D.

         [ ]    FOR all nominees except as indicated     [ ]    WITHHOLD authority to vote for all nominees

         (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above.)

2.       Proposal 2 - An Amendment to TCPI's Amended and Restated Articles of
         Incorporation to change the name of TCPI from Technical Chemicals and Products, Inc. to "TCPI, Inc."

         [ ]    FOR                    [ ]     AGAINST                        [ ]    ABSTAIN

3.        Proposal 3 - Approval of the TCPI 2000 Stock Option Plan.

         [ ]    FOR                    [ ]     AGAINST                        [ ]    ABSTAIN

4.       Proposal 4 - Approval of the potential issuance of shares of Common
         Stock in excess of 20% of the total number of Common Stock outstanding in connection with an equity financing transaction of the Company.

         [ ]    FOR                    [ ]     AGAINST                        [ ]    ABSTAIN

                   (Continued and to be signed on other side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein. In addition, if there is not a quorum at the meeting, the proxy holders may vote the shares in favor of an adjournment of the meeting in order to solicit sufficient additional proxies to constitute a quorum.

The undersigned acknowledges receipt of Notice of Annual Meeting of Shareholders dated May 31, 2000, and the accompanying Proxy Statement.

Date:  ______________________ , 2000.

Number of Shares of Common Stock held:  ____________


                                                 _______________________________
                                                 Signature


                                                 _______________________________
                                                 Name(s) (typed or printed)


                                                 _______________________________
                                                 Address(es)

Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

ANNEX A

                                      TCPI

                             2000 STOCK OPTION PLAN

           1      ESTABLISHMENT, EFFECTIVE DATE AND TERM

           TECHNICAL CHEMICALS AND PRODUCTS, INC, a Florida corporation (the "Company") hereby establishes the "TCPI 2000 Stock Option Plan" (the "Plan"). The effective date of the Plan shall be July 1, 2000 (the "Effective Date"). Unless earlier terminated pursuant to Section 17 hereof, the Plan shall terminate on July 1, 2010.

           2.      PURPOSE

           The purpose of the Plan is to advance the interests of the Company by providing Eligible Individuals (as defined in Section 6 below) with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company, any parent and the Company's subsidiaries, and will encourage such individuals to remain in the employ of the Company, any parent or one or more of its subsidiaries.

           3.     TYPE OF OPTIONS

           Each stock option granted under the Plan (an "Option") may be designated by the Committee (as defined below), in its sole discretion, either as (i) an "incentive stock option" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or (ii) as a nonqualified stock option that is not intended to meet the requirements of Section 422 of the Code; provided that Incentive Stock Options may only be granted to employees of the Company, any "subsidiary corporation" as defined in Section 424 of the Code (a "Subsidiary") or any "parent corporation" as defined in Section 424 of the Code (a "Parent"). In the absence of any designation, Options granted under the Plan will be deemed to be nonqualified stock options. The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as incentive stock options under Section 422 of the Code. Options designated as Incentive Stock Options that fail to continue to meet the requirements of
Section 422 of the Code shall be redesignated as nonqualified stock options automatically on the date of such failure to continue to meet such requirements without further action by the Committee.

           4.      ADMINISTRATION.

           The Plan shall be administered by a stock option committee ("Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of not less than three members of the Board, none of whom shall be an officer or other salaried employee of the Company or any Parent or Subsidiary, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" for purposes of Section 162(m) of the Code. The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Individuals receive Awards, what kind of Awards are made under the Plan and for what number of shares, and the other terms and conditions of such Awards. Determinations by the Committee under the Plan including, without limitation, determinations of the Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the agreements evidencing Awards, need not be uniform and may be made selectively among Eligible Individuals who receive, or are eligible to receive Awards hereunder, whether or not such Eligible Individuals are similarly situated.

           The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company, all Eligible Individuals and any person claiming under or through any Eligible Individual.

           The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other senior member of management as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934.

           No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

           5.      COMMON STOCK

           The capital stock of the Company that may be issued pursuant to Options and Stock Based Awards (as defined in Section 19 below) (Options and Stock Based Awards are collectively referred to as "Awards") granted under the Plan shall be shares of common stock, $0.001 par value, of the Company (the "Common Stock"), which shares may be treasury shares or authorized but unissued shares. The total number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall be four million (4,000,000) shares, subject to adjustment as provided in Section 18 below. The total number of shares of Common Stock that may be issued pursuant to all Awards (including Options) granted under the Plan shall be four million (4,000,000) shares, subject to adjustment as provided in Section 18 below. If any Award expires, terminates, or is terminated or canceled for any reason, the shares of Common Stock that were subject to such Award shall be available for future Options granted under the Plan.

           6.     ELIGIBILITY

           Options may be granted under the Plan to (i) any employee, officer, or director (employee and non-employee directors) of the Company or any Parent or Subsidiary, and (ii) any independent contractor or consultant performing services for the Company or any Parent or Subsidiary as determined by the Committee from time to time on the basis of their importance to the business of the Company (collectively, "Eligible Individuals"), provided that Incentive Stock Options may only be granted to employees of the Company or any Parent or Subsidiary. An individual may hold more than one Option, subject to such restrictions as are provided herein.

           7.      GRANT OF OPTIONS

           Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Committee may determine ("Optionees"), Options to purchase such number of shares of Common Stock on such terms and conditions as the Committee may determine. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted. The maximum number of shares of Common Stock subject to Awards that may be granted during any calendar year under the Plan to any Optionee shall be 200,000 shares.

           8.      LIMITATION ON INCENTIVE STOCK OPTIONS

                   (a) Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless (i) the purchase price for each share of Common Stock subject to such Incentive Stock Option is at least 110 percent (110%) of the fair market value of a share of Common Stock on the date of grant (as determined in good faith by the Committee) and (ii) such Incentive Stock Option is not exercisable after the date which is five (5) years from the date of grant.

                           (b Limitation on Grants. Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Individual Incentive Stock Options that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock at the time the Incentive Stock Options are granted, exceeds $100,000 or such other amount as the Internal Revenue Service may decide from time to time (the "Annual Dollar Limit"). If an Incentive Stock Option is granted pursuant to which the Annual Dollar Limit is exceeded, the portion of such Option which is in excess of the Annual Dollar Limit, and any Options issued subsequently in the same calendar year, shall be treated as a nonqualified stock option pursuant to
                           Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any Parent or Subsidiary which is also intended to comply with the provisions of Section 422 of the Code, the Annual Dollar Limit shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.

                    9      OPTION AGREEMENTS

         All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and by the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

                    10     OPTION PRICE

           The purchase price of each share of Common Stock subject to an Option (the "Option Price") shall be fixed by the Committee and stated in each Option Agreement, and subject to the provisions of Section 8(a) above, shall be not less than 100 percent (100%) of the fair market value of a share of Common Stock on the date the Option is granted, unless otherwise determined by the Committee; provided however that the Option Price shall not be set below fair market value in the case of an Option which is designated as an Incentive Stock Option. If the Common Stock is then listed on any national securities exchange, the fair market value shall be the closing price of a share of Common Stock on such exchange on the last trading day immediately prior to the date of grant; provided, however, that when granting Incentive Stock Options, the Committee shall determine fair market value in accordance with the provisions of Section 422 of the Code. If the Common Stock is not listed on any such exchange, the fair market value shall be determined in good faith by the Committee.

                    11.     TERM AND VESTING OF OPTIONS

                             (a) Option Period. Subject to the provisions of Sections 8(a) and Section 14 hereof, each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option. Notwithstanding the foregoing, the Committee may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Committee in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed ten (10) years.

                             (b)    Vesting.

                                    (i)   Incentive Stock Options. Each Option
                                          Agreement will specify the vesting
                                          schedule applicable to Incentive Stock
                                          Options. Notwithstanding the
                                          foregoing, the Committee may in its
                                          discretion provide that any vesting
                                          requirement or other such limitation
                                          on the exercise of an Option may be
                                          rescinded, modified or waived by the
                                          Committee, in its sole discretion, at
                                          any time and from time to time after
                                          the date of grant of such Option, so
                                          as to accelerate the time at which the
                                          Option may be exercised.

                                    (ii)  Nonqualified Stock Options. Each
                                          Option Agreement will specify the
                                          vesting schedule applicable to
                                          nonqualified stock options. The
                                          Committee may in its discretion
                                          provide that any vesting requirement
                                          or other such limitation on the
                                          exercise of a nonqualified stock
                                          option may be rescinded, modified or
                                          waived by the Committee, in its sole
                                          discretion, at any time and from time
                                          to time after the date of grant of
                                          such nonqualified stock option, so as
                                          to accelerate the time at which the
                                          nonqualified stock option may be
                                          exercised.

                             (c) Change in Control. In the event of a Change in Control (as defined below), the Committee may, in its sole and absolute discretion, provide on a case by case basis that some or all outstanding Options pursuant to an Option Agreement may become immediately exercisable, without regard to any limitation on exercise imposed pursuant to
                                    Section 11(b). For purposes of the Plan, unless otherwise provided for in a written agreement or contract between the Company and an Optionee, a "Change in Control" shall be deemed to occur if any person shall acquire direct or indirect beneficial ownership (whether as a result of stock ownership, revocable or irrevocable proxies or otherwise) of more than 20% of the total combined voting power with respect to the election of directors of the issued and outstanding capital stock of the Company (except that no Change in Control shall be deemed to have occurred if the stockholders of the

                                    Company immediately before such acquisition own more than 20%, directly or indirectly, of all or substantially all of the voting stock or other interests of such acquiring person immediately after such transaction). For purposes of the Plan, a "person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act) and "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act.

                    12.    MANNER OF EXERCISE AND PAYMENT

                           (a) Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the Stock Option Administrator, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, by one or more of the methods provided below. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of
                                    (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise.

                           (b) Payment. No Common Stock shall be issued until full payment of the option price has been made. The option prices may be paid in cash or, if the Committee determines, in shares of Common Stock or a combination of cash and shares. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a stock option. Stock options awarded under the Plan may be exercised through a broker- assisted stock option exercise program, provided such program is available at the time of the option exercise, or by such other means as the Committee may determine from time to time. The Committee may establish rules and procedures to permit an option holder to defer recognition of gain upon exercise of a stock option.

                           (c) Issuance of Certificates. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such shares of Common Stock. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

                    13.    TRANSFERABILITY OF OPTIONS

                           (a) Incentive Stock Options. No Incentive Stock Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

                           (b) Nonqualified Stock Options. Unless otherwise permitted by the Committee in its sole and absolute discretion, no nonqualified stock option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

                    14.    TERMINATION OF EMPLOYMENT, DEATH, OR DISABILITY

                            (a) General. Unless otherwise provided in an Option Agreement, upon the termination of the employment or other service of an Optionee with the Company or any Parent or Subsidiary, other than by reason of Cause (as defined in Section 14(b)), death or "permanent and total disability (as defined in Section 22(e)(3) of the Code, any Option granted to such Optionee that has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed ninety (90) days after such termination. Upon such termination the Optionee's unvested Options shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such unvested Option. Notwithstanding the foregoing provisions of this Section 14, the Committee may provide, in its discretion, that following the termination of employment or service of an Optionee with the Company or any Parent or Subsidiary, an Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to
                                    Section 11(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to
                                    Section 11(b) above. Unless otherwise
                                    determined by the Committee, temporary
                                    absence from employment or service because of illness, vacation, approved leaves of absence, military service and transfer of employment shall not constitute a termination of employment or service with the Company or any Parent or Subsidiary.

                            (b) Cause. If the Company or any Parent or Subsidiary terminates the Optionee's employment for Cause (as defined below), all Options granted to Optionee shall terminate upon the date of such termination of employment or service and Optionee shall have no further right to purchase Shares pursuant to such Options. For purposes of this Agreement, "Cause@ means (i) gross negligence or willful misconduct by the Optionee in the performance of his duties,
                                    (ii) commission by the Optionee of an act of dishonesty affecting the Company or any Parent or Subsidiary, or the commission of an act constituting common law fraud or a felony, or (iii) the Optionee's commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company or any Parent or Subsidiary. The Committee shall determine whether Cause exists for purposes of this Agreement and such determination shall be final, conclusive and binding on the Optionee.

                             (c) Death. If an Optionee dies while in the employ or service of the Company or any Parent or Subsidiary, the Optionee's estate or the devisee named in the Optionee's valid last will and testament or the Optionee's heir at law who inherits an Option has the right, at any time within a period not to exceed one (1) year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11(a) above, to exercise, in whole or in part, any vested portion of the Option (in accordance with Section 11(b) above) held by such Optionee at the date of such Optionee's death. Any unvested portion of the Option shall terminate upon the Optionee's death, unless the Committee shall, in its discretion, provide on a case by case basis that any unvested portion of the Option shall not terminate upon the Optionee's death.

                             (d)    Disability. If an Optionee terminates
                                    employment or service with the Company or any Parent or Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, the Optionee has the right at any time within a period not to exceed one
                                    (1) year after such termination of
                                    employment or service and prior to
                                    termination of the Option pursuant to
                                    Section 11(a) above, to exercise, in whole or in part, any vested portion of the Option (in accordance with Section 11(b) above) held by such Optionee at the date of such termination of employment or service. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Committee, which determination shall be final and conclusive. Any unvested portion of the Option shall terminate upon the Optionee's termination of employment or service with the Company or any Parent or Subsidiary by reason of "permanent and total disability," unless the Committee shall, in its discretion, provide on a case by case basis that any unvested portion of the Option shall not terminate upon the "permanent and total disability" of the Optionee.

                    15.    USE OF PROCEEDS

         The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

                    16.    REQUIREMENTS OF LAW

                             (a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

                             (b) Registration. At the time of any exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the

                                    Optionee (or his or her heirs, legatees or legal representative, as the case may be), as a condition to the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or his or her heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option or to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

                             (c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to:
                                    (i) the withholding of delivery of shares of Common Stock upon exercise of Options until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable upon exercise of such Options in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person's wages or compensation due to such person, or (iv) requiring the Optionee to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

                             (d) Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

           17.    AMENDMENT AND TERMINATION OF THE PLAN

           The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Options have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and By-Laws of the Company shall be required for any amendment (i) that changes the requirements as to Eligible Individuals to receive Options under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be sold pursuant to Options that are granted under the Plan (except as permitted under Section 18 hereof), or (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Rule 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded. Except as permitted under Section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

           18.    EFFECT OF CHANGES IN CAPITALIZATION

                  (a) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization
                           (other than as described in Section 18(b), stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Common Stock available under the Plan, (ii) in the number and kind of shares of Common Stock issuable upon exercise of outstanding Options granted under the Plan, and (iii) in the Option Price per share of outstanding Options granted under the Plan.

                  (b Reorganization. In connection with a merger, consolidation, reorganization or other business combination of the Company with one or more other entities in which the Company is not the surviving entity, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such merger, consolidation, reorganization or other business combination.

                  (c) Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, the Plan and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 18(c), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above.

                  (d) Adjustments. Adjustments under this Section 18 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                  (e) No Limitations. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

           19.    OTHER STOCK-BASED AWARDS

         Awards of shares of Common Stock, restricted stock, stock appreciation rights and other awards ("Stock Based Awards") that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such awards may be made alone or in addition to or in connection with any Option other award granted hereunder. The Committee may determine the terms and conditions of any such award. Each award shall be evidenced by an agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Committee shall determine.

           20.    NO LIMITATION ON COMPENSATION

         Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

           21     NO IMPACT ON BENEFITS

         Except as may otherwise be stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating an employee's right under any such plan policy or program

           22.    DISCLAIMER OF RIGHTS

           No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or any Parent or Subsidiary or to interfere in any way with the right and authority of the Company or any Parent or Subsidiary either to increase or decrease the compensation of any individual, including any Option holder, at any time, or to terminate any employment or other relationship between any individual and the Company or any Parent or Subsidiary. A holder of an Option shall not be deemed for any purpose to be a stockholder of the Company with respect to such Option except to the extent that such Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 18 hereof.

           23.    NONEXCLUSIVITY OF THE PLAN

           The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board or Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board or Committee in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

           24.    SEVERABILITY

           If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

           25.    NOTICES

           Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and if to the holder of an Option, to the address as appearing on the records of the Company.